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                                                                    EXHIBIT 23.2

               CONSENT OF WILLIAMSON PETROLEUM CONSULTANTS, INC.

         As independent petroleum engineers, we hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of Tom Brown, Inc. of information from our reserve report dated February 28, 1997 relating to the oil and gas reserves of Tom Brown, Inc. at December 31, 1996. We also consent to the references to us as experts under the heading "Experts" and elsewhere in such Prospectus.

                                       WILLIAMSON PETROLEUM CONSULTANTS, INC.
                                        Williamson Petroleum Consultants, Inc.

Midland, Texas
October 10, 1997